Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Packaging Corporation of America:

We consent to the incorporation by reference in the registration statements (No. 333-259350) on Form S-3 and (Nos. 333-202723, 333-238155, and 333-238156) on Form S-8 of our report dated February 23, 2023, with respect to the consolidated financial statements of Packaging Corporation America and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 23, 2023